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                                  EXHIBIT 5(d)

                  FORM OF AMENDED SCHEDULE A TO THE INVESTMENT
                  ADVISORY AGREEMENT BETWEEN THE REGISTRANT AND
                               AMSOUTH BANK, N.A.



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                               FORM OF SCHEDULE A
                      TO THE INVESTMENT ADVISORY AGREEMENT
                       DATED AS OF AUGUST 1, 1988 BETWEEN
                              THE ASO OUTLOOK GROUP
                                       AND
                               AMSOUTH BANK, N.A.
                          AS OF ________________, 1997

     Name of Fund
     ------------
AmSouth Mutual Funds      Annual rate of forty one-hundredths of one percent (.40%) of
                          Prime Obligations Fund AmSouth Mutual Funds Prime
                          Obligations Fund's average daily net assets.

AmSouth Mutual Funds      Annual rate of eighty one-hundredths of one percent (.80%)
Equity Fund               of AmSouth Mutual Funds Equity Fund's average daily net
                          assets.

AmSouth Mutual Funds      Annual rate of eighty one-hundredths of one percent (.80%)
Regional Equity Fund      of AmSouth Mutual Funds Regional Equity Fund's average daily net assets.

AmSouth Mutual Funds      Annual rate of forty one-hundredths of one percent (.40%) of
U.S. Treasury Fund        AmSouth Mutual Funds U.S. Treasury Fund's average daily net assets.

AmSouth Mutual Funds      Annual rate of forty one-hundredths of one percent (.40%) of
Tax Exempt Fund           AmSouth Mutual Funds Tax Exempt Fund's average daily net
                          assets.

AmSouth Mutual Funds      Annual rate of sixty-five one-hundredths of one percent
Bond Fund                 (.65%) of AmSouth Mutual Funds Bond Fund's average daily net assets.

AmSouth Mutual Funds      Annual rate of eighty one-hundredths of one percent (.80%)
Balanced Fund             of AmSouth Mutual Funds Balanced Fund's average daily net
                          assets.

AmSouth Mutual Funds      Annual rate of sixty-five one-hundredths of one percent
Municipal Bond Fund       (.65%) of AmSouth Mutual Funds Municipal Bond Fund's average daily net assets.


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


AmSouth Mutual Funds       Annual rate of sixty-five one-hundredths of one percent
Government Income Fund     (.65%) of AmSouth Mutual Funds Government Income Fund's
                           average daily net assets.

AmSouth Mutual Funds       Annual rate of sixty-five one-hundredths of one percent
Florida Tax-Free Fund      (.65%) of AmSouth Mutual Funds Florida Tax-Free Fund's
                           average daily net assets.

AmSouth Mutual Funds       Annual Basic Rate of eighty one-hundredths of one percent
Capital Growth Fund        (.80%) of AmSouth Mutual Funds Capital Growth Fund's average daily net assets.*


AmSouth Mutual Funds       Annual Basic Rate of ninety one-hundredths of one percent
Small Cap Fund             (.90%) of AmSouth Mutual Funds Small Cap Fund's average
                           daily net assets.**

AmSouth Mutual Funds       Annual rate of eighty one-hundredths of one percent (.80%)
Equity Income Fund         of AmSouth Mutual Funds Equity Income Fund's average daily net assets.


AMSOUTH BANK, N.A.                         AMSOUTH MUTUAL FUNDS

By:____________________________            By:____________________________

Name:__________________________            Name:__________________________

Title:_________________________            Title:_________________________

--------

* This Basic Fee is subject to adjustments under an incentive fee tied to the performance of the Fund as compared to the performance of the S&P 500 Index. The maximum adjusted Basic Fee resulting from such adjustment shall be an annual rate of 1 percent (1.00%) of the Fund's average daily net assets and the minimum adjusted Basic Fee shall be an annual rate of 60 one-hundredths of one percent (.60%) of the Fund's average daily net assets. The adjusted Basic Fee shall be calculated monthly by adding or subtracting from the Basic Fee the product achieved by multiplying an adjustment rate of 2 one-hundredths of one percent (.02%) of the Fund's average daily net assets by the percentage by which the Fund's performance differs from that of the S&P 500 Index over the previous 12 month period.

** This Basic Fee is subject to adjustments under an incentive fee tied to the performance of the Fund as compared to the performance of the Russell 2000 Index. The maximum adjusted Basic Fee resulting from such adjustment shall be an annual rate of (1.10%) of the Fund's average daily net assets and the minimum adjusted Basic Fee shall be an annual rate of 70 one-hundredths of one percent (.70%) of the Fund's average daily net assets. The adjusted Basic Fee shall be calculated monthly by adding or subtracting from the Basic Fee the product achieved by multiplying an adjustment rate of 2 one-hundredths of one percent (.02%) of the Fund's average daily net assets by the percentage by which the Fund's performance differs from that of the Russell 2000 Index over the previous 12 month period.

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